Exhibit 99.1

FOR IMMEDIATE RELEASE

CABLEVISION SYSTEMS CORPORATION ANNOUNCES

REVISED RECORD DATE FOR QUARTERLY DIVIDEND

Bethpage, N.Y., May 7, 2012 - Cablevision Systems Corporation (NYSE:CVC) today announced that it has revised the record date for the next quarterly dividend of $0.15 per share payable on each outstanding share of both its NY Group Class A Stock and its NY Group Class B Stock from May 11, 2012 to May 17, 2012. The dividend is payable on June 1, 2012.

Cablevision Systems Corporation is one of the nation’s leading media and telecommunications companies. In addition to delivering its Optimum-branded cable, Internet, and voice offerings throughout the New York area, the company owns and operates cable systems serving homes in four Western states. Cablevision’s local media properties include News 12 Networks, MSG Varsity and Newsday Media Group. Cablevision also owns and operates Clearview Cinemas.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update the forward-looking statements contained herein.

Contacts:	Kelly McAndrew	Bret Richter
	Vice President	Senior Vice President
	Corporate Communications	Financial Strategy & Development
	(516) 803-2351	(516) 803-2270